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                                                                    Exhibit 5.2

                  [LETTERHEAD OF HARLAN A. SCHMIDT, ESQUIRE]



                                       September 14, 2004





GSE Clay Lining Technology Co.
19103 Gundle Road
Houston, Texas 77073

     Re:  Registration Statement on
          Form S-4, Registration No.
          333-118278

Dear Sirs:

     I am issuing this opinion letter in my capacity as special legal counsel to GSE Clay Lining Technology Co., a South Dakota General Partnership (the "Partnership" and the "Guarantor"), and an indirect subsidiary of Gundle/SLT Environmental, Inc. (the "Issuer"), in connection with the Guarantor's proposed guarantee, along with the other guarantors under the Indenture (as defined below), of the 11% Series B Senior Notes in the aggregate principal sum of $150,000,000 due 2012 (the "Exchange Notes") proposed to be registered by the Issuer pursuant to a Registration Statement on Form S-4 (Registration No. 333-118278), originally filed with the Securities and Exchange Commission (the "Commission") on August 16, 2004, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as supplemented or amended, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor pursuant to a notation of guarantee to be executed by the Guarantor (the "Guarantee"). The Exchange notes and the Guarantees are to be issued pursuant to an indenture (as supplemented and amended from time to time, the "Indenture"), dated May 18, 2004, among the Issuer, the Guarantor, the other guarantors and U.S. Bank National Association, as trustee (the "Trustee).

     In connection with issuing this opinion letter, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion, including:

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GSE Clay Lining Technology Co.
September 14, 2004
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     (i)  the Agreement of General Partnership of PG Technology Co. (the
     original and former name of the Partnership) dated August 31, 1989;

     (ii) Amendment No. 1 to Agreement of General Partnership of PG Technology Co. dated effective December 16, 1994;

     (iii) the Consent in Lieu of Special Meeting of the Management Board dated May 18, 2004 approving the exchange offer and issuance of Exchange Notes and Guarantee pursuant to the Registration Statement;

     (iv) the Consent in Lieu of a Special Meeting of the Management Board dated May 18, 2004 approving authorized signatures and verifying the name of the Partnership;

     (v)  the Certificate of Authorized Signatory dated May 18, 2004;

     (vi) the Indenture and the Supplemental Indenture dated May 18, 2004 among the Issuer, the Guarantor, the other guarantors party thereto and the Trustee (the "Supplemental Indenture");

     (vii)  the Guarantee; and

     (viii) the Registration Statement.

     The term "Guarantee Documents" is used in this opinion letter to collectively refer to the Indenture, the Supplemental Indenture and the Guarantee.

     For purposes of this opinion letter, I assume: (i) the authenticity of all documents submitted to me as originals; (ii) the conformity to the originals of all documents submitted to me as copies; (iii) the authenticity of the originals of all documents submitted to me as copies; (iv) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered; (v) the authority of such persons signing on behalf of the parties thereto other than the Guarantor; and (vi) the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor. As to any facts material to the opinions expressed herein which I have not independently established or verified, I relied upon

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GSE Clay Lining Technology Co.
September 14, 2004
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statements and representations of officers and other representatives of the
Guarantor and others. Insofar as the opinions herein relate to factual matters, such opinions are based upon such actual knowledge as was obtained solely from such information and certificates obtained from the Guarantor or public officials and my examination of the documents and organizational certificates referred to herein (including the Guarantee Documents) and are intended to signify that, during the course of my representation of the Guarantor, no information has come to my attention which would cause me to believe that the information contained in such documents and certificates is not true and correct in all material respects. However, except to the extent expressly set forth, I have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to knowledge of the existence or absence of such facts should be drawn from my representation of the Guarantor.

     The opinions expressed herein are subject to the qualification that no opinion is expressed as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of South Dakota, the South Dakota case law decided thereunder, and the federal laws of the United States of America.

     Based upon and subject to the assumptions, qualifications and limitations herein, I am of the opinion that:

     1. The Guarantor is a partnership validly existing and in good standing under the laws of the State of South Dakota.

     2. The Guarantor has the requisite power and authority to execute and deliver the Guarantee Documents and to perform its obligations thereunder.

     3. The execution and delivery of the Guarantee by the Guarantor, and the performance of its obligations thereunder, have been duly authorized by the Guarantor and do not conflict with the Guarantor's Agreement of General

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GSE Clay Lining Technology Co.
September 14, 2004
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     Partnership, as amended, or any applicable South Dakota statute.

     4. The execution and delivery of the Indenture and the Supplemental Indenture by the Guarantor, and the performance of its obligations thereunder, have been duly authorized by the Guarantor, duly executed in accordance therewith, and do not conflict with the Guarantor's Agreement of General Partnership, as amended, or any applicable South Dakota statute.

     I hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

     This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter is specifically limited to the present internal laws of the State of South Dakota and the laws of the United States, and I assume no obligation to revise or supplement this opinion letter should the present laws of the State of South Dakota or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion letter is intended solely for your use, and is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof. Except to the extent expressly set forth above, this opinion letter may not be filed publicly, reproduced or relied upon by anyone else without my prior written consent.

                                       Yours truly,

                                       /s/ Harlan A. Schmidt

                                       Harlan A. Schmidt, Esquire

HAS/jh